EXHIBIT 10(c)
                          				-------------

     	      PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
            		  FOR FISCAL YEAR ENDED DECEMBER 31, 1996

  ORIGINAL TERM NOTE BETWEEN PEOPLES BANCORP INC. AND FIFTH THIRD BANK


Officer No.  90-New
$3,000,000.00                                          January 2, 1997
City- Cincinnati   State - Ohio
-------------------------------

  On or before the Due Date below, the undersigned, a corporation, for value received, and if more than one, jointly and severally, promise to pay to the order of The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio (hereinafter referred to as
"Bank") the sum of Three million and 00/100 Dollars (hereinafter referred to as the "Borrowing") plus interest per annum at a rate of: 0% greater than the "Prime Rate" (the rate announced by Bank from time to time). In the event of a change in said Prime Rate, the rate on this note shall be changed immediately to a rate which shall be greater than the new Prime Rate by the amount stated herein. Interest shall be computed on a year of 360 days and charged for the actual number of days elapsed.

This note is payable as follows:
  Principal shall be due and payable: In installments:
Installments in the amount of $150,000 shall be due on the 1st day of each six months beginning January 2, 2003 of the principal amount then owing plus all interest due thereon. Interest shall be due and payable: On the 1st day of each six months beginning July 1, 1997. Principal and interest payments shall be made at the Bank's address above unless otherwise designated by Bank in writing.

  To secure repayment of this note and all modifications, extensions and renewals thereof, and all other Obligations (as herein defined) of the undersigned to Bank, the undersigned grants Bank a security interest in all of the undersigned's now owned or hereafter acquired interests in all property in which Bank is, at any time, granted a lien for any Obligation, and all property in possession of Bank including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Bank in transit, for safekeeping, or for collection or exchange for other property, all distributions, dividends, warrants, securities and other rights in addition to such property, all rights to payment from and claims against Bank and all proceeds thereof, and all real and personal property described below ("Collateral"). The undersigned agrees to immediately deliver such additional dividends warrants, securities or other property or rights thereto to Bank immediately upon receipt as additional Collateral and until delivery to hold same in trust for Bank. The undersigned agrees that the Bank may, at any time, call for additional Collateral satisfactory to it. All documents executed in connection with this note and all Collateral, including without limitation the following, further secure the
Obligations:


16,000 shares of Common Stock of The First National Bank of
Southeastern Ohio.
-----------------------------------------------------------

  The Obligations secured by the Collateral (herein, the "Obligations") shall include this note and each and every liability of the undersigned jointly or severally to Bank and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due, whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner by the undersigned. The undersigned also grants Bank a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of the undersigned to such affiliates. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

  The undersigned certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

  Bank may charge, and the undersigned agrees to pay, on the above Effective Date, a note processing fee in the amount determined by Bank.

EVENTS OF DEFAULT:
  This note, and all other Obligations of the undersigned to Bank, shall be and become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute an Event of Default:

1) Any failure to make any payment when due of the principal or interest on this note, the occurrence of any event of default as therein defined on any other Obligation of the undersigned, or a default in the Obligations under any security documents.

2) The death or dissolution of the undersigned, of any endorser or guarantor, or if the undersigned is a partnership, the death or dissolution of a general partner.

3) Any failure to submit to Bank current financial information upon request.

4) The creation of any lien (except a lien to Bank) or the issuance of an attachment against or seizure of any of the property of, or the entry of a judgment against, the undersigned.

5) In the Judgment of Bank, any adverse change occurs in the ability of the undersigned to repay the Obligations, or the Bank deems itself insecure.

6) An assignment for the benefit of the creditors of, or the commencement of any bankruptcy, receivership, insolvency, reorganization, or liquidation proceedings by or against the undersigned or any endorser or guarantor hereof.

7) The institution of any garnishment proceedings by attachment, levy or otherwise, against any Collateral, any deposit balance maintained or any property deposited with the Bank by the undersigned or any endorser or guarantor hereof.

8) Bank has called for additional security and the undersigned has not furnished satisfactory additional security on demand.

  Upon the occurrence of an Event of Default herein described, Bank may, as its option, declare this note and all other Obligations of the undersigned to be fully due and payable in their aggregate amount together with accrued interest plus any applicable prepayment premiums, fees, and charges.

  In addition to any other remedy permitted by law, the Bank may at any time, without notice, apply the Collateral to this note or such other Obligations, whether due or not, and Bank may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings. Notwithstanding any other legal or equitable rights of Bank, Bank, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to Collateral including, but not limited to, the right to collect all income of other distributions arising therefrom and to exercise all voting rights connected with
Collateral: and (b) is hereby given full power to collect, sell, assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefor, or any additions thereto, through any private or public sale without either demand or notice to the undersigned, or any advertisement, the same being hereby expressly waived, at which sale Bank is authorized to purchase said property or any part thereof, free from any right of redemption on the part of the undersigned which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Bank may apply, as it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of the undersigned, whether due or not due, to bank: after such application and the return of any surplus the undersigned agrees to be and remains liable to Bank for any and every deficiency after application as aforesaid upon this and any other Obligation. the undersigned shall pay all costs of collection incurred by Bank, including its attorney's fees, if this note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

  If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, the undersigned agrees to pay to Bank a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater, with a minimum fee of $20.00. After an Event of Default, the undersigned agrees to pay to Bank a fixed charge of $25.00, or the undersigned agree that Bank may, without notice, increase the above stated interest rate by 6%, whichever is greater.
Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

  The undersigned may prepay all or part of this note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Upon such prepayments, including involuntary prepayment by acceleration, the undersigned shall pay a premium of 2% of the maximum principal amount permitted under this note. Partial prepayments shall not excuse any subsequent payment due.

  ENTIRE AGREEMENT: The undersigned agrees that there are no conditions or understandings which are not expressed in this note and the documents referred to herein.

  WAIVER: No failure on the part of Bank to exercise any of its rights hereunder shall be deemed a waiver of any such rights or of any default. Demand, presentment, protest, notice of dishonor, notice of protest, and notice of default are hereby waived. Each of the undersigned, including but not limited to all co-makers and accommodation makers of this note, hereby waives all suretyship defenses including but not limited to all defenses based upon impairment of collateral and all suretyship defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

  JURY WAIVER:  THE UNDERSIGNED, AND ANY ENDORSER OR GUARANTOR
HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS
ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  The declaration of invalidity of any provision of this note shall not affect any part of the remainder of the provisions.

  This note is supplemented by the terms and conditions of a loan agreement dated January 7, 1997 between the undersigned and Bank.

  Warrant of attorney: The undersigned, jointly and severally, authorize any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, to waive the issuance and service of process and to confess judgment against them in favor of the Bank for the principal sum due hereon together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The undersigned also agrees that the attorney acting for the undersigned as set forth in this paragraph may be compensated by Bank for such services, and the undersigned waive any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

  WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Due Date  January 2, 2003                  Peoples Bancorp Inc.
Address   138 Putnam Street                /s/  JOHN W. CONLON
       	  Marietta, OH  45750              John W. Conlon
					                                      Its Chief Financial Officer



                            				ADDENDUM
                     			      TO TERM NOTE
                             			  FROM
                      			  PEOPLES BANCORP INC.
                             			   TO
                       		  THE FIFTH THIRD BANK

                       			    (dated 1/7/97)


  THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Term Note, dated January 7, 1997, in the principal amount of $3,000,000
(the "Note"), executed by PEOPLES BANCORP INC., an Ohio corporation (the "Borrower") and made payable to THE FIFTH THIRD BANK, and Ohio corporation (the "Bank").

  1.1 Term Loan. (a) Bank agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (the
"Term Loan") to Borrower on the date of this Note in the amount of Three Million Dollars ($3,000,000).

       (b) The principal amount of the Term Note will be payable in ten (10) semi-annual installments of principal which will be due on January 2, 1998 and on the first (1st) business day of each July and January thereafter during the term hereof. The final payment of principal will be due on January 2, 2003. The first nine (9) semi-annual installments of principal will be in the amount of $150,000 and the final installment of principal will be in the amount of the entire unpaid balance of the Term Loan, plus all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding under the Term Loan.

       (c) Borrower will pay interest to Bank on the outstanding principal amount of the Term Loan at rate per annum equal to the interest rate set forth in the Term Note. Interest will be payable in immediately available funds at the principal office of Bank on the first (1st) day of each calendar month during the term hereof. Any principal amount not paid when due (at maturity, by acceleration or otherwise) will bear interest thereafter until paid at the Default Rate; this provision does not constitute waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

       (d) The proceeds of the Term Loan will be used for general working capital and to fund a portion of the purchase price of acquisitions of the assets or stock of banks and/or savings and loan associations.

  1.2 Prepayment. Borrower may prepay any portion of any of the Loan in whole or in increments of $300,000 at any time without premium or penalty. Any prepayments in advance of any amortized payments will be applies to reduce the outstanding principal amount of such Loan in the inverse chronological order of maturity.

  1.4 Fee. On July 1, 1997, Borrower agrees to pay to Bank a one-time, non refundable loan fee in an amount equal to an amount equal to the product of (a) .00125% multiplied by (b) the positive difference between the outstanding principal balance of the Term Loan as of July 1, 1997 minus $1,430,000.


Section 2.  Representations And Warranties.
       	    -------------------------------

  Borrower hereby warrants and represents to Bank the following:

  2.1 Organization and Qualifications. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Ohio, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Note and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualifications or licensing is required. All information provided to Bank with respect to Borrower and its operations is true and correct.

  2.2  Due Authorization.   The execution, delivery and
performance by Borrower of the Pledge Agreement, the Note and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any government rule or order binding on Borrower, or the articles of incorporation, code of regulations or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Note, the Pledged Agreement and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

  2.3  Litigation.   There are no suits or proceedings
pending or threatened against of effecting Borrower, and no proceeding before any governmental body are pending or threatened against Borrower.

  2.4  Margin Stock.   No part of the Loan will be used to
purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

  2.5  Business.   Borrower is not a party to or subject to
any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

  2.6  Licenses, etc.   Borrower has obtained any and all
licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without ant conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

  2.7  Laws and Taxes.   Borrower is in compliance with all
laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Note, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

  2.8  Financial Condition.   All financial information
relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which adversely affected its business or assets since the submission of the most recent financial information to Bank.

  2.9  Defaults.   Borrower is in compliance with all
material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Regulations/Bylaws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Note will not result in such default or violation.


Section 3.  Negative Covenants.
       	    -------------------

  3.1  Merger; Disposition of Assets.   Borrower will not,
without the prior written consent of Bank, which consent shall not be unreasonably withheld, (a) change its capital structure,
(b) merge of consolidate with any corporation, (c) amend or change its Articles of Incorporation or Code of Regulations or
(d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.

  3.2  Minimum Tangible Net Worth.   Borrower will not
permit its Tangible Net Worth, on a consolidated basis, to be less than $50,000,000 as of the date hereof which shall be increased as of the first day of each fiscal quarter (commencing with the first fiscal quarter commencing subsequent to the date of this Note) by an amount equal to 40% of Borrower's cumulative earnings for each prior fiscal quarter of Borrower.

  3.3  Loan Loss Reserve to Non-Performing Assets.
Borrower will not permit the ratio of (a) its Minimum Loan Loss Reserve, on a consolidated basis (as shown on Borrower's quarterly and annual financial statements delivered to Bank), to
(b) its Non-Performing Assets (as shown on Borrower's quarterly and annual financial statements delivered to Bank) to be less than 1.75 to 1.00 at any time during the term hereof.

  3.4  Adequate Capitalization.   Borrower will not  permit
its Capitalization Ratios as required by 12 U.S.C. Section 1831 (and any regulations issued thereunder) to be less that the minimums required by such statute at any time during the term hereof.


Section 4.   Definitions.
       	     ------------

  4.1 "Collateral" shall mean all shares of common capital stock of First National Bank of Southeastern Ohio.

  4.2 "Default Rate" means six percent (6%0 in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no vent will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

  4.3 "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

  4.4  "Loan Document" means this Note, the Pledged
Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan
Documents.

  4.5 "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to each of Bank and the Affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Note and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Affiliates of Fifth third Bancorp under this Note or any other document or instrument related to any of the foregoing.

  4.6 "Pledged Agreement" means the Pledged Agreement of even date herewith between Borrower and Bank, securing the Obligations.

  4.5 "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

  4.6 "Tangible Net Worth" means the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrower:

       (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses);

       (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;

       (iii)  the amount by which aggregate inventories or aggregate
       	      securities appearing on the asset side of such consolidated
	             balance sheet exceed the lower of cost or market value (at the
       	      date of such balance sheet) therefor; and

       (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount
	             entered upon acquisition of such asset.


IN WITNESS WHEREOF, this Addendum to Term Note was executed on the 8th day of April, 1994.

       WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE
       POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR
       RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO
       COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.


				PEOPLES BANCORP INC.

				By:  /s/  JOHN W. CONLON
				     John W. Conlon
				     Its: Chief Financial Officer



                             				ADDENDUM
                     			      TO TERM NOTE
                             				  FROM
                        	  PEOPLES BANCORP INC.
                             				   TO
                      			  THE FIFTH THIRD BANK

                      			     (dated 2/7/97)


  THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Term Note, dated February 7, 1997, in the principal amount of $3,000,000 (the "Note"), executed by PEOPLES BANCORP INC., an Ohio corporation (the "Borrower") and made payable to THE FIFTH THIRD BANK, and Ohio corporation (the "Bank").

  1.1 Term Loan. (a) Bank agrees, subject to the terms and conditions hereinafter set forth, to make a term loan (the
"Term Loan") to Borrower on the date of this Note in the amount of Three Million Dollars ($3,000,000).

       (b) The principal amount of the Term Note will be payable in ten (10) semi-annual installments of principal which will be due on January 2, 1998 and on the first (1st) business day of each July and January thereafter during the term hereof. The final payment of principal will be due on January 2, 2003. The first nine (9) semi-annual installments of principal will be in the amount of $150,000 and the final installment of principal will be in the amount of the entire unpaid balance of the Term Loan, plus all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding under the Term Loan.

       (c) Borrower will pay interest to Bank on the outstanding principal amount of the Term Loan at rate per annum equal to the interest rate set forth in the Term Note. Interest will be payable in immediately available funds at the principal office of Bank on July 1, 1997 and on the first (1st) business day of each July and January thereafter during the term hereof. Any principal amount not paid when due (at maturity, by acceleration or otherwise) will bear interest thereafter until paid at the Default Rate; this provision does not constitute waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

       (d)  The proceeds of the Term Loan will be
used for general working capital and to fund a portion of the purchase price of acquisitions of the assets or stock of banks and/or savings and loan associations.

  1.2 Prepayment. Borrower may prepay any portion of any of the Loan in whole or in increments of $300,000 at any time without premium or penalty. Any prepayments in advance of any amortized payments will be applies to reduce the outstanding principal amount of such Loan in the inverse chronological order of maturity.

  1.4 Fee. On July 1, 1997, Borrower agrees to pay to Bank a one-time, non refundable loan fee in an amount equal to an amount equal to the product of (a) .00125% multiplied by (b) the positive difference between the outstanding principal balance of the Term Loan as of July 1, 1997 minus $1,430,000.


Section 2.  Representations And Warranties.
       	    -------------------------------

  Borrower hereby warrants and represents to Bank the following:

  2.1 Organization and Qualifications. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Ohio, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Note and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualifications or licensing is required. All information provided to Bank with respect to Borrower and its operations is true and correct.